NOTE PURCHASE AGREEMENT

                                 By and Between

                              STROME HEDGECAP LTD.

                                       and

                             SMALL WORLD KIDS, INC.

                                     Dated:

                            As of September 16, 2004

                             NOTE PURCHASE AGREEMENT

      Note Purchase Agreement dated as of September 16, 2004 (this "Agreement") by and between Small World Kids, Inc., a Nevada corporation (the "Company"), and Strome Hedgecap Ltd, a corporation organized under the laws of the Grand Cayman Islands ("Purchaser").

                                    RECITALS

      A. Purchaser desires to purchase from the Company, and the Company desires to sell to Purchaser, upon the terms and subject to the conditions of this Agreement, a note (the "Note"), substantially in the form attached hereto as Exhibit A, in the aggregate principal amount of one million two hundred thousand ($1,200,000) (the "Loan Amount").

      B. The Company shall issue to the Purchaser, without additional consideration, warrants (the "Warrants") in the form of Exhibit B attached hereto, evidencing Purchaser's right to acquire up to one million three hundred forty-four thousand (1,344,000) shares of the Company's Common Stock (the "Warrant Shares");

      C. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and the provisions of Regulation D ("Regulation D") as promulgated thereunder; and

      D. This Agreement, the Note, the Warrants, and the Lock-Up Agreement (as hereinafter defined) are sometimes hereinafter collectively referred to as the "Transaction Documents."

                                   AGREEMENTS

      NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the Company and the Purchaser hereby agree as follows:

      1. ISSUANCE SALE AND DELIVERY OF SECURITIES.

            a. Issuance of the Note. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties contained herein, the Company agrees to issue and sell to the Purchaser and the Purchaser hereby agrees to purchase from the Company, the Note. The Note or any portion thereof shall at the option of Purchaser, be convertible into shares of the Company's Common Stock (the "Note Shares").

            b. Closing. The closing of the purchase and sale of the Note (the "Closing") shall be held at the offices of Loeb & Loeb LLP in Los Angeles, California, or at such other location as shall be agreed upon by the parties hereto on or before September 24, 2004 (the "Closing Date"). At the Closing, the Company shall deliver the Note and the Warrants to the Purchaser and Purchaser shall pay to the Company the Loan Amount, less a closing fee of ninety six thousand dollars ($96,000), by cashiers' check, certified funds or wire transfer.

2. PURCHASER'S REPRESENTATIONS AND WARRANTIES.

      The Purchaser understands, agrees with, and represents and warrants to the Company with respect to the purchase hereunder, that:

            a. Investment Purposes; Compliance With Securities Act. The Purchaser is acquiring the Note and the Warrants for the Purchaser's own account, for investment only and not with a view towards, or in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the Securities Act.

            b. Accredited Purchaser Status. The Purchaser is an "accredited Investor" as that term is defined in Rule 501 (a) of Regulation D. The Purchaser is a sophisticated purchaser and has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment made pursuant to this Agreement.

            c. Reliance on Exemptions. The Purchaser understands the Note and the Warrants are being offered and sold to in reliance on specific exemptions from the registration requirements of the applicable United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, acknowledgments, understandings, agreements and covenants of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Note, and the Warrants.

            d. Information.  The Purchaser and the advisors of the Purchaser, if any, have been furnished with all material information relating to the business, finances and operations of the Company and material information relating to the offer and sale of the Note, and the Warrants that have been requested by the Purchaser. The Purchaser and Purchaser's advisors, if any, have been afforded the opportunity to ask all such questions of the Company as they have in their discretion deemed advisable. Purchaser understands that the Purchaser's investment in the Note and, the Warrants involves a high degree of risk. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to an informed investment decision with respect to the investment made pursuant to this Agreement.

            e. Transfer or Resale. Purchaser understands that: (i) the Note, the Warrants, the Warrant Shares, and the Note Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless either (a) subsequently registered thereunder or (b) the Purchaser shall have delivered to the Company an opinion by counsel reasonably satisfactory to the Company, in form, scope and substance reasonably satisfactory to the Company, to the effect that the Note, the Note Shares, the Warrants and/or the Warrant Shares, as the case may be, to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, and (ii) except as expressly provided herein, neither the Company nor any other person is under any obligation to register such Note, the Notes Shares, the Warrant Shares and/or the Warrants under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

            f. Legends. The Note, the Note Shares, the Warrants, and the Warrant Shares shall bear the following legend:

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR, IF APPLICABLE, STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SMALL WORLD KIDS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

            g. Authorization; Enforcement. The Transaction Documents as to which the Purchaser is a party have been duly and validly authorized, executed and delivered by the Purchaser and are each and collectively valid and binding agreements of the Purchaser enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, liquidation, or similar laws relating to, or affecting, generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company understands, agrees with, and represents and warrants to the Purchaser that:

            a. Organization and Qualification. The Company and its subsidiaries are duly organized and existing in good standing under the laws of the respective jurisdictions in which they are incorporated and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" as used herein means any material adverse effect on the operations, properties or financial condition of the Company and its subsidiaries taken as a whole.

            b. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform the Transaction Documents, to issue and sell the Note in accordance with the terms hereof, and to perform its obligations under the Note in accordance with the requirements of the same, (ii) the execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) the Transaction Documents have been duly and validly authorized, executed and delivered by the Company, and (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting, generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application.

            c. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Articles of Incorporation or Bylaws of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect).

            d. Consents. Except for the filing of a Form D with the United States Securities and Exchange Commission, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents. The Company has obtained the of from Manufacturers Bank for the transactions contemplated hereby.

            e. SEC Reports. The Company has filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act of 1934 as amended (the "Exchange Act"). The Company has furnished Purchaser with copies of (i) its Annual Report on Form 10-K for the fiscal year ended June 30, 2003, Form 8-K filed June 4, 2004, as amended on June 16, 2004 and August 31, 2004, and its Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004, as amended on August 31, 2004 (collectively, the "SEC Reports"). The SEC Reports were in substantial compliance with the requirements of its respective form and neither the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            f. Absence of Certain Changes. Since June 30, 2004, there has been no material adverse change and no material adverse development in the business, properties, operation, financial condition, results of operations or prospects of the Company.

            g. Absence of Litigation. Except as set forth on Schedule 3(g), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein.

            h. Title to Assets and Liens. Except as set forth on Schedule 3(h), the Company has good and marketable title to the Assets owned by it and the valid and enforceable right to receive and/or use each of the Assets in which the Company has any other interest, free and clear of all Liens. As used herein
(i) "Liens" shall mean any lien, encumbrance, pledge, mortgage, security interest, lease, charge, conditional sales contract, option, restriction, reversionary interest, right of first refusal, voting trust arrangement, preemptive right, claim under bailment or storage contract, easement or any other adverse claim or right whatsoever; and (ii) "Assets" shall mean all of the goodwill, assets, properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected on the books and records of the Company, which are owned by the Company or in which the Company has any interest (including the right to use).

            i. Capitalization. Attached as Schedule 3(i) is a true and correct description of the capitalization of the Company. Additionally, the Company owns 10,000 shares of Small World Toys, Inc. representing all of the issued and outstanding capital stock of Small World Toys.

            j. Financial Statements. The audited consolidated financial statements of the Company as of and for each of the fiscal years ended December 31, 2001 and 2002, and the unaudited financial statements for fiscal year ended December 31, 2003, and for the six (6) month period ended June 30, 2004 (collectively, the "Financial Statements"), including in each case a balance sheet, a statement of income and retained earnings, and a statement of cash flows are complete and correct, in all material respects, are in accordance with the books and records of the Company (which are also complete and accurate in all respects), accurately state the assets, liabilities, cash flows, results of operations and the financial condition of the Company as of the dates and for the periods indicated, and have been prepared in accordance with GAAP. The Company does not have any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, including without limitation liability for charges, long-term leases or forward or long-term commitments, that are not reflected or reserved against in the Financial Statements, except for those (i) that have been incurred after December 31, 2003 in the ordinary course of business consistent with prior practices and which are usual and normal in nature and amount, both individually and in the aggregate, and are individually and in the aggregate not material to the unaudited Financial Statements as of December 31, 2003, or (ii ) the Promissory Note to St. Cloud Capital Partners LP in the aggregate amount of $2,000,000 (iii) which are not required to be reflected in, reserved against or otherwise described on a balance sheet or the notes thereto in accordance with GAAP.

            k. Intellectual Property. The Company possesses all patents, patent licenses, copyrights, know-how, formulae and other proprietary and trade rights necessary for the conduct of it business as now conducted. To the Company's best knowledge none, its products patents, licenses, copyrights, know-how, formulae and other proprietary and trade rights violate or conflict with the intellectual property rights of any other person. The Company has not infringed and is not now infringing any proprietary right belonging to any other Person.

      4. COVENANTS.

            a. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

            b. Securities Laws. The Company agrees to timely file all reports and other documents required to be filed with the SEC, specifically, a Form D (or equivalent form required by applicable state law) with respect to the Notes or the warrants if and as required under Regulation D and applicable state securities laws and to provide a copy thereof to Purchaser promptly after such filing.

            c.  Expenses.   Each  party  shall  pay  such  party's  expenses  in
connection with the transactions contemplated by the Agreement.

            d. Use of Proceeds. The Company shall use the net proceeds from the sale of the Note for working capital and general corporate purposes.

            e. Security Interest. Purchaser has been advised by the Company that
(a) the Company's credit agreement with Manufacturers' Bank prohibits the placing of liens on the property of Small World Toys without the consent of such bank, and (b) the Company is currently engaged in discussions with one or more financial institutions for a replacement credit facility. It shall be a condition to the Company entering into any such replacement credit facility that the lender permits the Company to grant a security interest in favor of Purchaser in the assets of Small World Toys which security interest will be subordinate to the lien of such lender pursuant to an intercreditor's agreement reasonably acceptable to Purchaser. Notwithstanding the foregoing, if for whatever reason the Company has not granted to Purchaser a security interest in the assets of Small World Toys, Inc. which security interest shall have the priority described in the Note (or such other credit enhancement reasonably acceptable to Purchaser) by November 30, 2004, then the number of Warrant Shares shall increase by sixty thousand (60,000) without any further action on the part of the parties and Purchaser shall issue a new Warrant for such increased number of Warrant Shares on the same terms as Exhibit B. The Company will take all action necessary to perfect any such security interest.

      5. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

      The obligations of the Company hereunder are subject to the satisfaction, on or before the Closing, unless otherwise specified, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

            a. Each of the Company and Purchaser shall have executed the Transaction Documents as to which it is a party.

            b. The representations and warranties of Purchaser shall be true and correct in all material respects as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date). Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the Closing.

            c. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated herein.

            d. All consents, approval, authorizations and orders required to be obtained and all registrations, filings and notices required to be made with or given to any regulatory authority or person as provided herein shall have been made.

            e. The Purchaser shall have entered into the Lock-Up Agreement attached hereto as Exhibit C with respect the Warrant Shares and the Note Shares.

            f. The Purchaser shall execute such documentation as may be reasonably requested by the Company to subordinate the obligations of the Company under the Note to the Senior Indebtedness of the Company (as such term is defined in the Note) from time to time outstanding.

      6. CONDITIONS TO PURCHASER'S OBLIGATION TO PURCHASE.

      The obligations of Purchaser are subject to the satisfaction, on or before the Closing, unless otherwise specified, of each of the following conditions, provided that these conditions are for the sole benefit of Purchaser and may be waived by Purchaser at any time in its sole discretion:

            a. The Company shall have executed the Transaction Documents.

            b. The representations and warranties of the Company shall be true and correct in all material respects as of the Closing (except for representations and warranties that speak as of a specific date). The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing. The Purchaser may require a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing, to the foregoing effect and as to such other matters as may be reasonably requested by Purchaser.

            c. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated herein.

            d. All consents, approval, authorizations and orders required to be obtained and all registrations, filings and notices required to be made with or given to any regulatory authority or person as provided herein shall have been made.

            e. Purchaser shall receive evidence reasonably satisfactory to it that the holder of the Term Note (as such term is defined in the Note) agrees to defer payment of principal under the Term Note until the Note is paid in full.

      7. REGISTRATION

      The Company shall include the Note Shares and the Warrant Shares in a registration statement to be filed by the Company in connection with the resale of shares of the Company's Common Stock (the "Put Financing") issuable pursuant to Stock Purchase Agreements dated as of September ___, 2004 (the "Purchase Agreements) between the Company and each of Pewter Hill Partners, LLC and Wire Mill Partners III, LLC (the "Put Purchasers").

      8. GOVERNING LAW; MISCELLANEOUS.

            a. Governing Law and Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to the principles of conflict of laws. In the event of any litigation regarding the interpretation or application of this Agreement, the parties irrevocably consent to jurisdiction in any of the state or federal courts located in the City of Los Angeles, State of California and waive their rights to object to venue in any such court, regardless of the convenience or inconvenience thereof to any party. Service of process in any civil action relating to or arising out of this Agreement (including also all Exhibits or Schedules hereto) or the transaction(s) contemplated herein may be accomplished in any manner provided by law. The parties hereto agree that a final, non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

            b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and signature pages from such counterparts have been delivered.

            c. Headings; Gender, Etc. The headings of this Agreement are for convenience of reference and shall not form a part of, or affect the interpretation of this Agreement. As used herein, the masculine shall refer to the feminine and neuter, the feminine to the masculine and neuter, and the neuter to the masculine and feminine, as the context may require. As used herein, unless the context clearly requires otherwise, the words "herein," "hereunder" and "hereby," shall refer to this entire Agreement and not only to the Section or paragraph in which such word appears. If any date specified herein falls upon a Saturday, Sunday or public or legal holidays, the date shall be construed to mean the next business day following such Saturday, Sunday or public or legal holiday. For purposes of this Agreement, a "business day" is any day other than a Saturday, Sunday or public or legal holiday.

            d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

            f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by U.S. Mail or delivered personally or by courier or via facsimile (if via facsimile, to be followed within three (3) business days by an original of the notice document via U.S. Mail or courier) and shall be effective five (5) days after being placed in the mail, if mailed, certified or registered, return receipt requested, or upon receipt, if delivered personally or by courier or by facsimile, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:                  Small World Kids, Inc.

                                    5711 Buckingham Parkway
                                    Culver City, California 90230
                                    Attention:  Debra Fine

                                    Facsimile:  310-258-1194

With a copy to:                     Loeb & Loeb LLP

                                    10100 Santa Monica Boulevard, Suite 2200
                                    Los Angeles, California 90067
                                    Attention:  David L. Ficksman

                                    Facsimile:  310-282-2200

If to Purchaser:                    Strome Investment Management

                                    100 Wilshire Blvd. Suite 1500
                                    Santa Monica, CA 90401
                                    Attention:
                                    Facsimile:

If to the Purchaser, at the address on the signature of this Agreement. Each party shall provide written notice to the other party of any change in address.

            g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor the Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (which consent shall not be unreasonably withheld), and in any event any assignee of the Purchaser shall be an accredited investor (as defined in Regulation D), in the written opinion of counsel who is reasonably satisfactory to Company, and such assignment shall be in form, substance and scope reasonably satisfactory to the Company. Notwithstanding anything herein to the contrary, the Purchaser may pledge the Note as collateral for a bona fide loan with a third party lender, and such pledge shall not be considered an assignment in violation of this Agreement so long as it is made in compliance with all applicable law.

            h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            i. Survival. The representations and warranties of the Company and Purchaser contained in Sections 2 and 3 and the agreements and covenants set forth in Section 4 shall survive the final Closing of the purchase and sale of the Note purchased and sold hereby.

            j. Further Assurance.  Each party shall do and perform,  or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            k. Remedies. No provision of this Agreement providing for any specific remedy to a party shall be construed to limit such party to the specific remedy described, and any other remedy that would otherwise be available to such party at law or in equity shall be so available. Nothing in this Agreement shall limit any rights a party may have with any applicable federal or state securities laws with respect to the transactions contemplated hereby.

                [Remainder of the page intentionally left blank]

      IN WITNESS WHEREOF, Purchaser and the Company have caused this Note Purchase Agreement to be duly executed as of the date first written above.

                                     THE COMPANY:

                                     SMALL WORLD KIDS, INC.

                                     By:
                                        -----------------------------
                                     Name: Debra Fine
                                     Title: Chief Executive Officer

                                     PURCHASER:

                                     STROME HEDGECAP LTD.

                                     By:
                                        -----------------------------
                                     Name: Mark Strome
                                     Title: Director

                                  Schedule 3(g)
                                   Litigation

o The Company has received a letter from an attorney claiming that Small World Kids owes $180,000 as a finder's fee in connection with the acquisition of Small World Toys which claim is subject to indemnification by Eddy Goldwasser.

                                  Schedule 3(h)
                                 Pledged Assets

o Promissory Note dated May 20, 2004 in the aggregate principal amount of five million dollars ($5,000,000) executed by Small World Kids, Inc. in favor of SWT, LLC is secured by a majority (8,333) shares of Small World Toys.

o Credit Facility by and between Small World Toys, as Borrower and Manufacturer's Bank as Lender is secured by all of the assets of Small World Toys.

o 1,667 shares of Small World Toys have been pledged to Eddy Goldwasser to secure two promissory notes dated May 20, 2004 to Mr. Goldwasser.

o     Commitment to grant a security interest to St. Cloud Capital Partners L.P.

Small World Kids
Capitalization Table
Beneficial Ownership

                                                                          SaVon         Bridge
                                            Purchase of      Exchange     Team          Notes         Total
                                           Ruben 05/20/04  Agmt 05/20/04  Shares        Shares       Shares        Percentage
                                           --------------  -------------  --------     ----------   ----------     ----------
Russell and Debra Fine, as trustees of FFT    1,648,714    13,509,843                               15,158,557         28.5%
SWT Investments, LLC                          1,846,467    15,130,261                               16,976,728         32.0%
Phoenix Capital Opportunity, LLC                820,652     6,724,560                                7,545,212         14.2%
David Marshall, Inc.                          1,173,134     9,612,858                               10,785,992         20.3%
David L. Ficksman and Maxine B.  Ficksman,
as trustees of the Ficksman Family Trust         41,033       336,228                                  377,261          0.7%
Michael Ruben                                                              650,000              0      650,000          1.2%
Other Holders                                                              977,000              0      977,000          1.8%
St.Cloud                                                                                  650,000      650,000          1.2%
Debra Fine
John Nelson
Bob Rankin
All other employees

Shares remaining for issuance
                                           ------------------------------------------------------------------------------------
Total Shares                                  5,530,000    45,313,750    1,627,000        650,000   53,120,750        100.0%
                                           ====================================================================================

Authorized:    Common Stock

Options outstanding
Restricted Stock/Options Exercised
Shares remaining for issuance
Authorized:   Employee stock options


                                              Bridge
                                              Notes                   Fully
                                             Warrants    Options     Diluted    Percentage
                                          ------------ ----------  -----------  ----------
                                                                   15,158,557       25.4%
Russell and Debra Fine, as trustees of FFT                         16,976,728       28.5%
SWT Investments, LLC                                                7,545,212       12.7%
Phoenix Capital Opportunity, LLC                                   10,785,992       18.1%
David Marshall, Inc.
David L. Ficksman and Maxine B.  Ficksman,                            377,261        0.6%
as trustees of the Ficksman Family Trust                              650,000        1.1%
Michael Ruben                                                         977,000        1.6%
Other Holders                                350,000                1,000,000        1.7%
St.Cloud                                               2,600,000    2,600,000        4.4%
Debra Fine                                               600,000      600,000        1.0%
John Nelson                                              520,000      520,000        0.9%
Bob Rankin                                             2,400,000    2,400,000        4.0%
All other employees

Shares remaining for issuance                ----------------------------------------------
                                             350,000   6,120,000    59,590,750       100%
Total Shares                                 ==============================================


Authorized:    Common Stock

Options outstanding
Restricted Stock/Options Exercised
Shares remaining for issuance
Authorized:   Employee stock options

                                                                       Exhibit A

                                 PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR, IF APPLICABLE, STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SMALL WORLD KIDS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                      NOTE

            FOR VALUE RECEIVED, Small World Kids, Inc. a Nevada corporation (the "Borrower") with principal offices located at 5711 Buckingham Parkway, Culver City, California 90230, hereby promises to pay to Strome Investment Management (the "Holder") or order, without demand, the sum of one million two hundred thousand dollars ($1,200,000) with interest at the rate of 10% per annum. The principal amount of the Note shall be due and payable on the Maturity Date (as hereinafter defined). Capitalized term used herein but not otherwise defined shall have the meaning assigned to those terms in that certain Note Purchase Agreement dated September 16, 2004, between the Borrower, the Holder and the other holders of notes of the Borrower.

            The following terms shall apply to this Note:

                                    ARTICLE I

                                     PAYMENT

            1.1 Payment of Interest. Interest shall be due and payable in full on the Maturity Date. However, that if the Note has not been paid in full by February 16, 2005, commencing on the last day of the next month and on the last day of each month thereafter until the Note is paid in full, Borrower shall make interest payments on the unpaid principal amount, provided that any such installment of interest may be deferred if, in the reasonable judgment of the Company, such payment would impair the Company's ability to meet its obligations as they become due. During the occurrence and continuation of an Event of Default the interest rate shall be increased by five (5%) per annum commencing on the date when the Event of Default was declared by Holder. Notwithstanding the forging, any such increase in interest shall be limited as required by applicable usury laws.

            1.2 Maturity Date. On the Maturity Date, the entire principal amount and any accrued and unpaid interest shall be paid to the Holder without offset or deduction of any kind. The Maturity Date shall be twelve (12) months from the Closing Date.

            1.3 Prepayment. The Note may be prepaid in whole or in part (subject to a minimum payment of one hundred thousand dollars ($100,000), without premium or penalty.

            1.4   Priority.   The  Note  shall  rank  senior  to  the  Company's
indebtedness  in  the  aggregate   principal  amount  of  five  million  dollars
($5,000,000) to SWT, LLC evidenced by the Term Note dated as of May 20, 2004 (the "Term Note") to the effect that no payment of principal may be made under the Term Note until this Note is paid in full. The Note shall rank pari passu with the two million dollar note ($2,000,000) to St. Cloud Capital Partners L.P. The Note shall be subordinated to all existing or reasonably approved Senior Indebtedness of the Company. Senior Indebtedness shall mean all indebtedness of the Company regardless of whether incurred on, before or after the Closing Date
(i) for money borrowed from any bank, savings and loan association, insurance company or any other financial institution engaged in the business of lending funds which is evidenced by notes, bonds, debentures or other written obligations and (ii) any other indebtedness in writing signed by the Company which, by its terms, provides that it is senior in priority to the payment to the Note.

            1.5 Mandatory Repayment. The Company shall pay to Holder seventy-five percent (75%) of the net proceeds received by the Company from the Put Financing (and, to the extent permitted by the terms of such investment, any other equity financing) to be applied to the repayment of the Note until the
Note is repaid in full, such prepayments to be applied first to accrued interest and then to unpaid principal. Notwithstanding the foregoing, the Company shall have the right to apply such seventy-five percent (75%) between Holder and any other holders of debt on a pari passu basis.

                                   ARTICLE II

                                EVENTS OF DEFAULT

            2.1 Events of Default. The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make the principal balance then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable:

            (a) Failure to Pay Principal and/or Interest. The Borrower fails to pay any installment of principal or interest hereon when due and such failure continues for a period of ten (10) days after the due date.

            (b) Breach of Covenant. The Borrower breaches any material covenant or other term or condition of this Note or the Note Purchase Agreement in any material respect and such breach, if subject to cure, continues for a period of thirty (30) days after written notice to the Borrower from the Holder.

            (c)  Breach  of   Representations   and  Warranties.   Any  material
representation or warranty of the Borrower made herein in any Transactional Document shall be false or misleading in any material respect.

            (d) Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

            (e) Judgments. Any money judgment, writ or similar final process, shall be entered or filed against Borrower or any of its property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

            (g) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within 60 days of initiation.

            2.2 Enforcement. Upon the occurrence of any Event of Default, the Holder may thereupon proceed to protect and enforce its rights either by suit in equity and/or by action at law or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, and proceed to enforce the payment of this Note held by it, and to enforce any other legal or equitable right of the Holder.

                                   ARTICLE III

                                   CONVERSION

            3.1 Right to Convert. In the event that the Borrower elects to exercise its put rights under the Put Financing, it shall provide notice to Holder (the "Put Notice") concurrently with its notice under the Purchase Agreements. Upon receipt of such the Put Notice, Holder shall have the right to convert any unpaid principal portion and accrued interest on this Note into shares of Borrower's Common Stock (the "Conversion Shares") by delivery to Borrower of a Notice of Conversion within three business days from formal receipt of the Put Notice at the conversion price equal to the average price per share of the Put Financing for all tranches with respect to which the Borrower has the right to exercise (the "Conversion Price"). Holder shall be entitled to exercise its conversion rights hereunder only one time.

            3.2 Issuance of Shares. Upon the delivery to Borrower of a Notice of Conversion of the Holder's written request for conversion, Borrower shall issue and deliver to the Holder within five (5) business days from the Conversion Notice that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal and accrued interest under the Note to be converted by the Conversion Price. In the event that, after the Conversion, shares have been issued pursuant to the Put Financing so that the average price of the Put Financing becomes lower than the Conversion Price, the Borrower shall issue to Holder such number of additional Conversion Shares based upon such lower average price.

                                   ARTICLE IV

                                  MISCELLANEOUS

            4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            4.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by fax transmission (with copy sent by certified or registered mail or by overnight courier). For the purposes hereof, the address and fax number of the Holder is set forth on the signature page hereto. The address and fax number of the Borrower is 5711 Buckingham Parkway, Culver City, California 90230, facsimile (310) 258-1194. Both Holder and Borrower may change the address and fax number for service by service of notice to the other as herein provided.

            4.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

            4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

            4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

            4.6 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

            4.7 Governing Law and Venue. This Note shall be governed by and interpreted in accordance with the laws of the State of California without regard to the principles of conflict of laws. In the event of any litigation regarding the interpretation or application of this Note, the parties irrevocably consent to jurisdiction in any of the state or federal courts located in the City of Los Angeles, State of California and waive their rights to object to venue in any such court, regardless of the convenience or inconvenience thereof to any party. Service of process in any civil action relating to or arising out of this Agreement or the transaction(s) contemplated herein may be accomplished in any manner provided by law. The parties hereto agree that a final, non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

      IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its President on this 17th day of September, 2004.

                                          SMALL WORLD KIDS, INC.

                                          By:
                                             -----------------------------------
                                         Name:  Debra Fine
                                         Title:  Chief Executive Officer

Address of Borrower:
5711 Buckingham Parkway
Culver City, California 90230

                                                                       Exhibit B

                                     WARRANT

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS WARRANT OR SUCH SECURITIES, WHICH
COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS WARRANT OR SUCH SECURITIES, AS APPLICABLE, MAY BE OFFERED, SOLD, PLEDGED,
ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.

September 16, 2004                               1,344,000    Common Stock
                                                              Purchase Warrant

                             SMALL WORLD KIDS, INC.

               Incorporated under the laws of the State of Nevada
                 Certificate for Common Stock Purchase Warrants

      THIS CERTIFIES that, for value received, Strome Hedgecap Ltd. (together with all permitted assigns, the "Holder") is entitled to subscribe for, and purchase from, SMALL WORLD KIDS, INC., a Nevada corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time during the period commencing on the date hereof and terminating four years from the date hereof (the "Exercise Period"), up to one million, three hundred and forty-four thousand (1,344,000) shares of Common Stock (the "Warrant Shares"). This Warrant is exercisable at an exercise price per share equal to the lesser of $.50 per share (as such price may be adjusted as provided herein, the "Exercise Price") or the average price of the Put Financing; provided, however, that upon the occurrence of any of the events specified in Sections 5 or 6 hereof, the rights granted by this Warrant, including the number of shares of Common Stock to be received upon such exercise, shall be adjusted as therein specified.

      Capitalized term used herein but not otherwise defined shall have the meaning assigned to those terms in that certain Note Purchase Agreement dated as of September 16, 2004, between the Holder and the Company.

1. Exercise of Warrant.

      This Warrant may be exercised during the Exercise Period, either in whole or in part, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its office at 5711 Buckingham Parkway, Culver City, California 90230 or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the product of the Exercise Price and the number of Warrant Shares for which this Warrant is being exercised.

2. Rights Upon Exercise; Delivery of Securities.

      Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the transfer books of the Company shall then be closed or certificates representing the Warrant Shares with respect to which this Warrant was exercised shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a Warrant evidencing the right of the Holder to purchase the balance of the aggregate number of Warrant Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

3. Registration of Transfer and Exchange.

      Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable on the books of the Company only upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his, her, or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act and the rules and regulations thereunder.

4. Reservation of Shares.

      The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company represents that all shares of Common Stock issuable upon exercise of this Warrant are duly authorized and, upon receipt by the Company of the full payment for such Warrant Shares, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof and will not be issued in violation of any preemptive or similar rights of stockholders.

5. Antidilution.

            (a) In the event that the Company shall at any time; (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock,
(ii) subdivide the outstanding Common Stock; (iii) combine the outstanding Common Stock into a smaller number of shares; or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price per Warrant Share in effect at the time of the record date for the determination of stockholders entitled to receive such dividend or distribution or of the effective date of such subdivision, combination, or reclassification shall be adjusted so that it shall equal the price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action. Such adjustment shall be made successively whenever any event listed above shall occur and shall become effective at the close of business on such record date or at the close of business on the date immediately preceding such effective date, as applicable.

            (b) All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

            (c) In any case in which this Section 5 shall require that an adjustment in the number of Warrant Shares be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the Warrant Shares, if any, issuable upon such exercise over and above the number of Warrant Shares issuable upon such exercise on the basis of the number of shares of Common Stock in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares of Common Stock upon the occurrence of the event requiring such adjustment.

            (d)  Whenever  there  shall be an  adjustment  as  provided  in this
Section 5, the Company shall within 15 days thereafter cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares issuable and the Exercise Price thereof after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

            (e) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share of Common Stock would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the average closing sale price (or average of the closing bid and asked prices, if closing sale price is not available) of Common Stock for the 10 trading days ending on and including the date of exercise of this Warrant.

            (f) No adjustment in the Exercise Price per Warrant Share shall be required if such adjustment is less than $0.05; provided, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

            (g) Whenever the Exercise Price payable upon exercise of this Warrant is adjusted pursuant to subsection (a) above, the number of Warrant Shares issuable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Warrant Shares theretofore issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

6. Reclassification; Reorganization; Merger, etc.

            (a) In case of any capital  reorganization,  other than in the cases referred to in Section 5(a) hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation, and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in the case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of this Warrant (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the respective number of Warrant Shares which would otherwise have been deliverable upon the exercise of this Warrant would have been entitled upon such Reorganization if this Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by, and set forth in, a supplemental agreement between the Company, or any successor thereto, and the Holder, with respect to this Warrant, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless, upon or prior to the consummation thereof, the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash, or other property as such Holder shall be entitled to purchase in accordance with the foregoing provisions. In the event of sale, lease, or conveyance or other transfer of all or substantially all of the assets of the Company as part of a plan for liquidation of the Company, all rights to exercise this Warrant shall terminate 30 days after the Company gives written notice to the Holder that such sale or conveyance or other transfer has been consummated.

            (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from a specified par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder or holders of this Warrant shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of Warrant Shares for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

            (c) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances. 7. Notice of Certain Events.

      In case at any time the Company shall propose:

            (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

            (b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

            (c) to effect any reclassification or change of outstanding shares of Common Stock or any consolidation, merger, sale, lease, or conveyance of property, as described in Section 6; or

            (d) to effect any liquidation, dissolution, or winding-up of the Company;

            (e) to take any other action which would cause an adjustment to the Exercise Price per Warrant Share; then, and in any one or more of such cases, the Company shall give written notice thereof by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 15 days prior to; (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined; (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up; or (iii) the date of such action which would require an adjustment to the Exercise Price per Warrant Share.

8. Charges and Taxes.

      The issuance of any shares or other securities upon the exercise of this Warrant and the delivery of certificates or other instruments representing such shares or other securities shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

9. Periodic Reports.

      The Company agrees that until all the Warrant Shares shall have been sold pursuant to Rule 144 under the Securities Act, it shall use its best efforts to keep current in filing all reports, statements, and other materials required to be filed with the Commission to permit holders of the Warrant Shares to sell such securities under Rule 144 under the Securities Act.

10. Legend.

      Until sold pursuant to the provisions of Rule 144 or otherwise registered under the Securities Act, the Warrant Shares issued on exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates representing the Warrant Shares shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD ,PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR(2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

11. Loss; Theft; Destruction; Mutilation.

      Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon receipt by the Company of reasonably satisfactory indemnification, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

12. Stockholder Rights.

      The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

13. Governing Law.

      This Warrant shall be construed in accordance with the laws of the State California applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

         [Remainder of page intentionally left blank; signatures follow]

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed on the 17th day of September, 2004.

                                           SMALL WORLD KIDS, INC.

                                           By:
                                              ----------------------------------
                                           Name:  Debra Fine
                                           Title: Chief Executive Officer

HOLDER

------------------------------
Name:  Mark Strome
Title:   Director

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

      FOR VALUE RECEIVED, ________________ hereby sells, assigns, and transfers unto __________________ a Warrant to purchase _________ shares of Common Stock, $.001 par value, of Small World Kids, Inc., a Nevada corporation (the "Company"), and does hereby irrevocably constitute and appoint __________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: _____________                               Signature: __________________

                              ELECTION TO EXERCISE

To:      Small World Kids, Inc.
         5711 Buckingham Parkway
         Culver City, California 90230
         Attention:  Debra Fine
         Facsimile:  310-258-1194

      The undersigned hereby exercises his, her, or its rights to purchase ______________ shares of Common Stock, $.001 par value ("the Common Stock"), of Small World Kids, Inc. a Nevada corporation (the "Company"), covered by the within Warrant and tenders payment herewith in the amount of $______ in accordance with the terms thereof, and requests that certificates for the securities constituting such shares of Common Stock be issued in the name of, and delivered to:


     -----------------------------------------------------------------------
     (Print Name, Address, and Social Security or Tax Identification Number)

Further, if such number of shares of Common Stock shall not constitute all such shares of Common Stock covered by the within Warrant, that a new Warrant for the balance of the shares of Common Stock covered by the within Warrant shall be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:                                Name:
      ----------------------------         ----------------------------------
                                                       (Print)

Address:
        --------------------------         ----------------------------------
                                                      (Signature)
        --------------------------

        --------------------------

                                                                       Exhibit C

                                LOCK-UP AGREEMENT

                               September __, 2004

STROME HEDGECAP LTD.("Purchaser")

         Re:      Lock-Up Agreement

Ladies and Gentlemen:

      Reference is made to that certain Note Purchase Agreement dated as of September 16, 2004 by and between Small World Kids, Inc., a Nevada corporation (the "Company") and the Purchaser (the "Note Purchase Agreement"), pursuant to which (i) the Purchaser shall loan to the Company a gross amount of one million two hundred thousand dollars $1,200,000 (the "Loan"), (ii) the Company shall issue a note (the "Note") to the Purchaser evidencing the Company's obligation to repay the Loan plus interest, in the principal amount of one million two hundred thousand dollars $1,200,000 which Note is convertible at the option of the Purchaser into shares of the Company's Common Stock (the "Note Shares"), and
(iii) warrants (the "Warrants") evidencing the Purchaser's right to acquire one million three hundred thousand forty four thousand (1,344,000) shares of its Common Stock (the "Warrant Shares").

      Pursuant to the Note Purchase Agreement and the transactions contemplated therein, the Company has granted the Purchaser certain registration rights whereby the Company agreed to include the Warrant Shares and the Note Shares (collectively the "Purchaser Securities") in the registration statement ("Registration Statement") which will be filed by the Company with the Securities and Exchange Commission (the "SEC") in connection with the equity financing of $12,000,000 contemplated by the Securities Purchase Agreements, dated as of September __, 2004 by and between the Company and each of Wire Mill Partners III, LLC and Pewter Hill Partners, LLC.

      In light of the foregoing transactions, the Company has determined that the prospect of sales of the Purchaser Securities held by the Purchaser within three months, in the case of the Warrant Shares, and one year, in the case of the Note Shares, from the date that the Registration Statement is declared effective by the SEC (each, a "Lock-Up Period") could be detrimental to the Company. Therefor, the Company has requested that, except as set forth herein, the Purchaser agrees not to sell certain of the Purchaser Securities until the expiration of the applicable Lock-Up Period.

      The undersigned recognizes that the Purchaser Securities are, or may be, subject to certain restrictions on its transferability, including those imposed by the federal and securities laws. Notwithstanding these restrictions, the Purchaser has agreed to enter into this letter agreement to further assure certain of the Purchaser Securities, now held by the Purchaser, will not enter the public market.

      The Purchaser, therefor, hereby acknowledges and agrees that the Purchaser will not, directly or indirectly, without the prior written consent of the Company, sell, offer, contract to sell, pledge, grant any option to purchase or otherwise dispose (collectively, a "Disposition") any of the Purchaser Securities (the "Lock-Up Shares"), at any time during the applicable Lock-Up Period. The foregoing restriction is expressly agreed to preclude, among other Dispositions, the holder of Lock-Up Shares from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Lock-Up Shares during the applicable Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

      Notwithstanding the foregoing, the Purchaser may transfer the Lock-Up Shares (i) as a bona fide gift or gifts, (ii) as a distribution to limited partners or shareholders of such person; provided, however, that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Lock-Up Shares subject to the provisions of this letter agreement. Any transferor transferring pursuant to subsections (i) or (ii) above shall notify the Company in writing prior to the transfer. There shall be no further transfer of such Lock-Up Shares except in accordance with this letter agreement.

      The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of any Lock-Up Shares. Further, the transfer agent shall deliver a consent in writing to the Company, confirming its obligation to notify the Company in writing upon each removal of the stop transfer instructions.

      Executed this 17th day of September, 2004.

                             Very truly yours,

                             STROME HEDGECAP LTD., a Cayman Islands corporation

                             By:
                                 -----------------------------------------------

                                 Name: Mark Strome
                                 Title: Director